Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

IT Tech Packaging, Inc.

We hereby consent to the incorporation by reference of our report, dated March 23, 2023, which appears in the Annual Report on Form 10-K filed with the U.S. Securities Exchange Commission (“SEC”) on March 23, 2023, in the Registration Statement on Form S-3 (No. 333-268944 and No. 333-248505 ), relating to the audit of the consolidated balance sheets of IT Tech Packaging, Inc. (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of income (loss) and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the financial statements).

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing

San Mateo, California	WWC, P.C.
March 23, 2023	Certified Public Accountants
PCAOB ID No. 1171